UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2006
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas		72212

(Address of principal executive offices)		(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 2, 2006, the Compensation Committee of the Board of Directors of Windstream Corporation (“Windstream”) approved forms of Restricted Share Agreements under the Windstream Corporation 2006 Equity Incentive Plan for Jeffery R. Gardner, President and Chief Executive Officer, and Francis X. Frantz, Chairman in connection with grants of equity awards to those executive officers.
     The restricted shares granted to the CEO will vest in three equal installments on August 1, 2007, August 1, 2008 and August 1, 2009 but only if Windstream achieves certain minimum annual financial measures (which measures for 2006 have been prorated for the partial period beginning July 17, 2006). The awards to the CEO will immediately vest upon the death or permanent disability of the grantee or if the grantee’s employment with Windstream is terminated without cause (as defined in the agreement), or the grantee terminates his employment with Windstream for good reason (as defined in the agreement), in each case within the two year period immediately following a change in control of Windstream.
     The restricted shares granted to Chairman will either vest in three equal installments on August 1, 2007, August 1, 2008 and August 1, 2009 or vest in whole on August 1, 2009, depending upon the award granted. The awards to the Chairman vest if he continues in service until the applicable vesting dates, and the Chairman shall be deemed to have remained in the continuous service of Windstream until the last to occur of his termination of employment or he ceases to be a director. The awards to the Chairman will immediately vest upon the death or permanent disability of the grantee or immediately following a change in control of Windstream.
     The above description of the forms of Restricted Share Agreements is qualified in its entirety by the full text of such agreements which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.
Item 9.01 Exhibits.
(d) Exhibits

Exhibit
Number	Description
Exhibit 10.1	Form of Restricted Shares Agreement (CEO)

Exhibit 10.2	Form of Restricted Shares Agreement (Chairman)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher

Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel
August 3, 2006

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 10.1	Form of Restricted Shares Agreement (CEO)

Exhibit 10.2	Form of Restricted Shares Agreement (Chairman)

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